                           -------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    --------
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
             UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305 (b) (2)

                                    --------

                        IBJ SCHRODER BANK & TRUST COMPANY
               (Exact name of trustee as specified in its charter)

         New York                                      13-5375195
(State of Incorporation                            (I.R.S. employer
if not a U.S. national bank)                      identification No.)

One State Street, New York, New York                      10004
(Address of principal executive offices)                (Zip code)

                           Max Volmar, Vice President
                        IBJ Schroder Bank & Trust Company
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
            (Name, Address and Telephone Number of Agent for Service)

                           GEOTEK COMMUNICATIONS, INC.
               (Exact name of obligor as specified in its charter)
             See Table of Subsidiary Guarantors on Schedule I hereto

         Delaware                                    22-2358635
(State or jurisdiction of                         (I.R.S. employer
incorporation or organization)                    identification No.)

20 Craig Road
Montvale, New Jersey                                   07645
(Address of principal executive office)              (Zip code)

                                    --------

                   15% SENIOR SECURED DISCOUNT NOTES DUE 2005
                         (Title of Indenture Securities)

                           -------------------------

                                                                      SCHEDULE 1


                         TABLE OF SUBSIDIARY GUARANTORS

The address and telephone number of the principal executive officers of each of the Subsidiary Guarantors listed below are the same as set forth for Geotek Communications, Inc. All of such Subsidiary Guarantors are direct or indirect subsidiaries of Geotek Communications, Inc.

                                             State or Other     Primary Standard
                                             Jurisdiction of    I.R.S. Employer
                                             Incorporation or   Identification
        Name                                 Organization       Number
        ----                                 ----------------   ----------------

 1. Ansa Communications, Inc.                California         95-4207737
 2. CLW Communications, Inc.                 Texas              74-2513789
 3. Cumulous Holding Corp., Inc.             Delaware           22-3245951
 4. Geotek Acquisition Corp.                 Delaware           22-3258551
 5. Geotek Subsidiary Industries, Inc.       Delaware           22-3392600
 6. Metro Net Systems, Inc.                  New York           11-2986167
 7. Mobile Message Service of Texas, Inc.    New York           06-1259975
 8. Oak Hill Communications, Inc.            Texas              76-0262202
 9. Powerspectrum, Inc.                      Delaware           22-3175296
10. Powerspectrum Microwave, Inc.            Delaware           22-3392602
11. Powerspectrum of Atlanta, Inc.           Delaware           22-3202887
12. Powerspectrum of Boston, Inc.            Delaware           22-3202888
13. Powerspectrum of Buffalo, Inc.           Delaware           22-3202864
14. Powerspectrum of Charlotte, Inc.         Delaware           22-3389704
15. Powerspectrum of Chicago, Inc.           Delaware           22-3266310
16. Powerspectrum of Cincinnati, Inc.        Delaware           22-3266309
17. Powerspectrum of D.C., Inc.              Delaware           22-3202868
18. Powerspectrum of Dallas, Inc.            Delaware           22-3266308
19. Powerspectrum of Denver, Inc.            Delaware           22-3202869
20. Powerspectrum of Greensboro, Inc.        Delaware           22-3389703
21. Powerspectrum of Hartford, Inc.          Delaware           22-3202873
22. Powerspectrum of Indianapolis, Inc.      Delaware           22-3202875
23. Powerspectrum of Jacksonville, Inc.      Delaware           22-3202889
24. Powerspectrum of Kansas City, Inc.       Delaware           22-3202892
25. Powerspectrum of Memphis, Inc.           Delaware           22-3202894
26. Powerspectrum of Miami, Inc.             Delaware           22-3202896
27. Powerspectrum of Minneapolis, Inc.       Delaware           22-3202897
28. Powerspectrum of Nashville, Inc.         Delaware           22-3202847
29. Powerspectrum of New Orleans, Inc.       Delaware           22-3202848
30. Powerspectrum of New York City, Inc.     Delaware           22-3266305
31. Powerspectrum of Orlando, Inc.           Delaware           22-3202850
32. Powerspectrum of Philadelphia, Inc.      Delaware           22-3202851
33. Powerspectrum of Phoenix, Inc.           Delaware           22-3202852
34. Powerspectrum of Rochester, Inc.         Delaware           22-3202855
35. Powerspectrum of Salt Lake City, Inc.    Delaware           22-3202857
36. Powerspectrum of San Francisco, Inc.     Delaware           22-3389709
37. Powerspectrum of Seattle, Inc.           Delaware           22-3202859
38. Powerspectrum of Tampa, Inc.             Delaware           22-3202862
39. U.S.I. Venture Corp.                     Delaware           13-3123779

Item 1.    General information

           Furnish the following information as to the trustee:

           (a) Name and address of each examining or supervising authority to which it is subject.

               New York State Banking Department
               Two Rector Street
               New York, New York

               Federal Deposit Insurance Corporation
               Washington, D.C.

               Federal Reserve Bank of New York Second District
               33 Liberty Street
               New York, New York

           (b) Whether it is authorized to exercise corporate trust powers.

                                    Yes

Item 2.    Affiliations with the Obligor.

           If the obligor is an affiliate of the trustee, describe each such affiliation.

           The obligor is not an affiliate of the trustee.

Item 3.    Voting securities of the trustee.

           Furnish the following information as to each class of voting securities of the trustee:

                              As of August 30, 1995

              Col. A                                               Col. B
          Title of class                                     Amount Outstanding
                                 Not Applicable

Item 4.    Trusteeships under other indentures.

           If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

           (a) Title of the securities outstanding under each such other indenture

                                 Not Applicable

           (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                                 Not Applicable

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

           If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                                 Not Applicable

Item 6. Voting securities of the trustee owned by the obligor or its officials.

           Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                              As of August 30, 1995

   Col A              Col. B              Col. C                        Col. D
Name of Owner     Title of class     Amount owned                Percent of voting
                                     beneficially                securities represented by
                                                                 amount given in Col. C

-------------     -------------      -----------------------     -------------------------



                                 Not Applicable

Item 7. Voting securities of the trustee owned by underwriters or their officials.

           Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:

                              As of August 30, 1995

   Col A              Col. B              Col. C                        Col. D
Name of Owner     Title of class     Amount owned                Percent of voting
                                     beneficially                securities represented by
                                                                 amount given in Col. C



-------------     -------------      -----------------------     -------------------------


                         Not Applicable


Item 8.   Securities of the obligor owned or held by the trustee

           Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                              As of August 30, 1995

   Col A              Col. B              Col. C                        Col. D
Name of Owner     Title of class     Amount owned                Percent of voting
                                     beneficially or held as     securities represented by
                                     collateral security for     amount given in Col. C
                                     obligations in default

-------------     -------------      -----------------------     -------------------------


                         Not Applicable

Item 9.    Securities of underwriters owned or held by the trustee.

           If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                              As of August 30, 1995

   Col A              Col. B              Col. C                        Col. D
Name of Owner     Title of class     Amount owned                Percent of voting
                                     beneficially or held as     securities represented by
                                     collateral security for     amount given in Col. C
                                     obligations in default


-------------     -------------      -----------------------     -------------------------


                         Not Applicable


Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or securityholders of the obligor.

           If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                              As of August 30, 1995

   Col A              Col. B              Col. C                        Col. D
Name of Owner     Title of class     Amount owned                Percent of voting
                                     beneficially or held as     securities represented by
                                     collateral security for     amount given in Col. C
                                     obligations in default


-------------     -------------      -----------------------     -------------------------


                         Not Applicable

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

           If the trustee owns beneficially or holds as collateral security security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such any of which are so owned or held by the trustee:

                              As of August 30, 1995

         Col. A                             Col. B                   Col. C
  Nature of Indebtedness             Amount Outstanding             Date Due
  ----------------------             ------------------             --------


                                 Not Applicable

Item 12.   Indebtedness of the Obligor to the Trustee.

           Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                              As of August 30, 1995

   Col A              Col. B              Col. C                        Col. D
Name of Owner     Title of class     Amount owned                Percent of voting
                                     beneficially or held as     securities represented by
                                     collateral security for     amount given in Col. C
                                     obligations in default


-------------     -------------      -----------------------     -------------------------


                         Not Applicable


Item 13.   Defaults by the Obligor.

           (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                 Not Applicable

           (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                 Not Applicable

Item 14.   Affiliations with the Underwriters

           If any underwriter is an affiliate of the trustee, describe each such affiliation.

                                 Not Applicable

Item 15.   Foreign Trustees.

           Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                                 Not Applicable

Item 16.   List of Exhibits.

           List below all exhibits filed as part of this statement of eligibility.

           *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

           *2. A copy of the Certificate of Authority of the Trustee to Commence
               Business (Included in Exhibit I above).

           *3. A copy of the Authorization of the Trustee, as amended to date
               (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

           *4. A copy of the existing By-Laws of the Trustee, as amended to date
               (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

            5. A copy of each Indenture referred to in Item 4, if the Obligor is in default. Not Applicable.

            6. The consent of the United States institutional trustee required by Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

     * The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                      NOTE

         In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

         Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

         Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

         Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                    SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 30th day of August, 1995.

                                       IBJ SCHRODER BANK & TRUST COMPANY

                                       By: Max Volmar
                                           -----------------------------------
                                           Max Volmar
                                           Vice President

                                    Exhibit 6

                               CONSENT OF TRUSTEE

  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Geotek Communications, Inc. 15 Senior Secured Discount Notes due 2005 , we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                       IBJ SCHRODER BANK & TRUST COMPANY

                                       By: Max Volmar
                                           -----------------------------------
                                           Max Volmar
                                           Vice President

Dated:   August 30, 1995

                                    EXHIBIT 7

                       CONSOLIDATED REPORT OF CONDITION OF
                        IBJ SCHRODER BANK & TRUST COMPANY
                              of New York, New York
                      And Foreign and Domestic Subsidiaries

                           Report as of June 30, 1995


                                                                                  Dollar Amounts
                                                                                   in Thousands
                                                                                  --------------
                                     ASSETS
Cash and balance due from depository institutions:
    Noninterest-bearing balances and currency and coin   ..........................$       21,627
    Interest-bearing balances......................................................$      327,123

Securities: Held to Maturity.......................................................$      169,818
            Available-for-sale.....................................................$       32,291

Federal funds sold and securities purchased under
agreements to resell in domestic offices of the bank
and of its Edge and Agreement subsidiaries and in IBFs:
    Federal Funds sold.............................................................$       10,642
    Securities purchased under agreements to resell................................$          -0-

Loans and lease financing receivables:
    Loans and leases, net of unearned income......................... $2,288,181
    LESS: Allowance for loan and lease losses........................ $   52,831
    LESS: Allocated transfer risk reserve............................ $     -0-
    Loans and leases, net of unearned income, allowance, and reserve...............$    2,235,350

Assets held in trading accounts....................................................$           82

Premises and fixed assets..........................................................$        7,503

Other real estate owned............................................................$          397

Investments in unconsolidated subsidiaries and associated companies................$          -0-

Customers' liability to this bank on acceptances outstanding.......................$          838

Intangible assets..................................................................$          -0-

Other assets.......................................................................$       67,176


TOTAL ASSETS.......................................................................$    2,872,847


                                   LIABILITIES
Deposits:
    In domestic offices............................................................$      557,376
        Noninterest-bearing........................................................$      139,729
        Interest-bearing...........................................................$      417,647

    In foreign offices, Edge and Agreement subsidiaries, and IBFs..................$      658,201
        Noninterest-bearing........................................................$       13,065
        Interest-bearing...........................................................$      645,136

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

    Federal Funds purchased........................................................$      802,700
    Securities sold under agreements to repurchase.................................$          -0-

Demand notes issued to the U.S. Treasury...........................................$       50,000

Trading Liabilities................................................................$           75

Other borrowed money:

    a) With original maturity of one year or less..................................$      535,023
    b) With original maturity of more than one year................................$        5,000

Mortgage indebtedness and obligations under capitalized leases.....................$          -0-

Bank's liability on acceptances executed and outstanding...........................$          838

Subordinated notes and debentures..................................................$          -0-

Other liabilities..................................................................$       62,226


TOTAL LIABILITIES..................................................................$    2,671,439

Limited life preferred stock and related surplus...................................$          -0-


                                 EQUITY CAPITAL

Perpetual preferred stock..........................................................$          -0-

Common Stock.......................................................................$       29,649

Surplus............................................................................$      217,008

Undivided profits and capital reserves.............................................$      (45,233)

Plus:    Net unrealized gains (losses) on marketable equity securities.............$          (16)

Cumulative foreign currency translation adjustments................................$          -0-

TOTAL EQUITY CAPITAL...............................................................$      201,408

TOTAL LIABILITIES AND EQUITY CAPITAL...............................................$    2,872,847
